UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE: PURECYCLE TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Lead Case No. 21-1569-RGA

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (the “Stipulation”) dated July 17, 2024 is entered into by and among the following Settling Parties (defined herein) through their respective counsel: (i) stockholder Patrick Ayers, plaintiff in the derivative action on behalf of PureCycle Technologies, Inc. (“PureCycle” or the “Company”) styled In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.) (the “Federal Action”), as consolidated; (ii) stockholder John Brunson, plaintiff in the derivative action on behalf of PureCycle styled Brunson v. Otworth, et al., No. 2024-0326-NAC (Del. Ch.) (the “Delaware Chancery Action”), who also served a litigation demand on the Company’s Board of Directors (the “Board”) and a demand on the Company pursuant to 8 Del. C. § 220; (iii) stockholder Tyler Begley, who served a litigation demand on the Board and a demand on the Company pursuant to 8 Del. C. § 220; (iv) stockholder Thomas Workman (with Tyler Begley, the “Demanding Stockholders”), who served a demand on the Company pursuant to 8 Del. C. § 220 (the Federal Action, Delaware Chancery Action, and the Demanding Stockholders’ demands are collectively referred to as the “Derivative Matters,” and the plaintiffs in the Federal Action and Delaware Chancery Action and the Demanding Stockholders are collectively referred to as the “Settling Stockholders”); (v) Michael Otworth, Richard Brenner, Tanya Burnell, Jeffrey Fieler, Tim Glockner, Fernando Musa, John Scott, David Brenner, Michael E. Dee, James Donnally, Andy

Glockner, Byron Roth and Tasmin Ettefagh (collectively, the “Individual Defendants”); and (vi) PureCycle (together with the Individual Defendants, the “Settling Defendants”) (Settling Stockholders and Settling Defendants are collectively referred to as the “Settling Parties”). This Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims1, subject to the approval of the United States District Court for the District of Delaware (the “Court”).

I.
THE LITIGATION
A.
Procedural History of the Litigation
1.
The Federal Action

On November 3, 2021, the action Han v. Otworth et al, Civil Action No. 1:21-cv-01569-RGA (D. Del.) (the “Han Action”) was filed in the United States District Court for the District of Delaware (the “Federal Court”), on behalf of the nominal defendant Company, against defendants Michael Otworth, David Brenner, Michael Dee, Tasmin Ettefagh, and Byron Roth, and nominal defendant PureCycle, alleging claims for violation of Section 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, and waste of corporate assets. Byron Roth was dismissed from the Han Action on December 15, 2021. On January 18, 2022, the Federal Court granted the parties’ stipulation providing for a stay of the Han Action pending resolution of a motion to dismiss in the related securities class action styled Theodore v. PureCycle Technologies, Inc., et al., Case No. 6:21-cv-809-PGB-RMN (M.D. Fla.) (the “Securities Action”).

On January 27, 2022, a related derivative action was filed in the Federal Court, captioned Ayers v. Otworth et al., Civil Action No. 1:22-cv-00110-RGA (D. Del.) (the “Ayers Action”). The Ayers Action brought suit against the Individual Defendants and alleged substantially similar

1 Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section I herein titled “Definitions.”

claims to those alleged in the Han Action, including violation of Section 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, and aiding and abetting. The complaint in the Ayers Action also alleged claims for indemnification and contribution. On March 17, 2022, the Federal Court granted the parties’ stipulation providing for a stay of the Ayers Action pending resolution of a motion to dismiss in the Securities Action.

On June 15, 2023, the motion to dismiss in the Securities Action was granted in part and denied in part. Thereafter, the remaining defendants in the Securities Action filed a motion for reconsideration of the court’s order.

On July 27, 2023, the Federal Court entered an order consolidating the Han Action and the Ayers Action, under the caption In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.), and appointing Weiss Law as lead counsel in the Federal Action.

On August 11, 2023, the Federal Action was further stayed pending resolution of defendants’ motion for reconsideration of the denial, in part, of the motion to dismiss filed by the defendants in the Securities Action.

On February 23, 2024, a Consolidated Verified Amended Complaint was filed in the Federal Action against the Individual Defendants and alleging claims for violation of Sections 14(a) and 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, waste of corporate assets, aiding and abetting, gross mismanagement, and indemnification and contribution. As set forth below, the plaintiff in the Federal Action agrees to be bound by the terms of this Stipulation.

2.
The Delaware Chancery Action

On February 3, 2023, plaintiff Brunson sent PureCycle a letter seeking production of books and records pursuant to 8 Del. C. § 220. Following negotiations and the execution of a confidentiality agreement, the Company produced certain non-public books and records to Brunson on a rolling basis from October 2023 through February 2024 pertaining to the wrongdoing alleged in the Securities Action.

Following receipt and review of those books and records, on February 23, 2024, plaintiff Brunson sent a letter to the Board demanding, among other things, that it undertake an independent investigation into the Individual Defendants’ alleged breaches of fiduciary duty and/or aiding and abetting of such breaches of fiduciary duty within thirty (30) days and that the Company enter into appropriate tolling agreements with the Individual Defendants to protect its derivative claims during the pendency of the Board’s investigation.

On March 23, 2024, upon expiration of the deadline requested in plaintiff Brunson’s litigation demand letter for the Board to begin an independent investigation and obtain tolling agreements, plaintiff Brunson filed the Delaware Chancery Action captioned Brunson v. Otworth, et al., No. 2024-0326-NAC (Del. Ch.). The Delaware Chancery Action asserted claims for wrongful demand refusal, breach of fiduciary duty, failure to obtain tolling agreements, and other related claims under Delaware law against certain Individual Defendants, and all such claims are included as part of this Settlement. As set forth below, plaintiff Brunson agrees to be bound by the terms of this Stipulation, and further agrees to voluntarily dismiss the Delaware Chancery Action with prejudice within ten (10) days after the Final Judgment in the Court in the Federal Action approving the Settlement becomes final and non-appealable.

3.
The Demanding Stockholders

On October 6, 2023, stockholder Workman sent PureCycle a letter demanding production of books and records pursuant to 8 Del. C. § 220. On October 27, 2023, stockholder Begley sent PureCycle a letter also demanding the right to inspect books and records pursuant to 8 Del. C. §

220. Thereafter, the Company produced certain non-public books and records to the Demanding Stockholders.

On February 5, 2024, stockholder Begley sent a letter to the Board demanding that the Company initiate legal action against its officers, directors, or members of senior management for their alleged breach of fiduciary duties and take remedial measures for damages from alleged unjust enrichment and corporate waste.

As set forth below, the Demanding Stockholders agree to be bound by the terms of this Stipulation.

B.
Mediation

The Settling Parties, by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the possible settlement of the Derivative Matters. To that end, the Settling Parties agreed to participate in mediation before Jed D. Melnick, Esq. (the “Mediator”) of Judicial Arbitration and Mediation Services (“JAMS”), a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Matters who was also serving as mediator in the Securities Action. Mediation began at the end of February 2024 with the Settling Parties participating in a full day mediation session on March 5, 2024. The Parties did not reach an agreement resolving the derivative litigation during the March 5, 2024 mediation session, but agreed to continue their settlement discussions under the aegis of the Mediator.

Counsel for the Settling Parties participated in another, half-day mediation session before the Mediator on March 13, 2024, where they made significant progress. The negotiations continued for several weeks thereafter, including during an additional full-day mediation before the Mediator on April 2, 2024, in which the Settling Parties reached an agreement in principle on the terms of the corporate governance reforms detailed herein.

At the mediation sessions, the Settling Parties engaged in frank discussions regarding the strengths and weaknesses of the claims and defenses at issue, both indirectly through the Mediator and directly in joint sessions attended by counsel for the Settling Parties, a representative of PureCycle, and the relevant insurers. During the joint sessions, and subject to the Confidential Mediation Agreement and all applicable mediation privileges, the Company provided information regarding the technical and practical considerations that drove its decision-making with respect to PureCycle’s patented technology, its progress commercializing this technology, relevant disclosures and other related issues. The Settling Parties debated their competing views of the essential facts, legal claims and defenses, and the broad range of possible litigation outcomes. The Settling Parties also discussed a range of remedial options and were able to agree on a set of principles and target areas for corporate governance enhancements to be fleshed out through further negotiations, and sharpened the focus on monetary compensation for PureCycle as the driving factor in any potential settlement of the Derivative Matters.

After reaching agreement on the principal terms of the Settlement, the Settling Parties commenced negotiations facilitated by the Mediator regarding reasonable attorneys’ fees and expenses to be paid to Settling Stockholders’ Counsel, subject to Court approval, in consideration for the substantial benefits conferred upon PureCycle and its shareholders by the Settlement.

On May 2, 2024, the Settling Parties reached an agreement in principle on the remaining material terms for the Settlement, including the monetary component, and negotiated the terms of a written memorandum of understanding (“MOU”) outlining the essential terms and conditions for the release of all claims asserted in the Derivative Matters in consideration for the Company’s agreement to cause their insurers to pay $3 million to PureCycle as the monetary component of this Settlement (“Monetary Component”), and to adopt, implement, and/or maintain in accordance with the corporate governance practices, policies and procedures, internal controls and board composition reforms as set forth below (the “Reforms”). On May 7, 2024, the Settling Parties signed the MOU outlining the material terms and conditions of the Settlement. The Settling Parties believe that the Settlement is in the best interests of PureCycle and Current PureCycle Stockholders (as defined in ¶ 1.2 herein).

C.
Plaintiffs’ Assessment of the Claims and Benefits of Settlement

The Settling Stockholders asserted claims for breach of fiduciary duty and related stockholder causes of action against the Individual Defendants in connection with the Individual Defendants’ alleged: (i) material misstatements and omissions about PureCycle’s allegedly cost-effective and environmentally-friendly recycling process and the alleged interchangeability of its ultra-pure recycled resin (“UPRP”) with virgin polypropylene (“PP”); (ii) material misstatements and omissions regarding PureCycle’s possession of an allegedly “patented” PP recycling process and its ability to source post-consumer PP feedstock to produce UPRP at commercial volumes; (iii) material misstatements and omissions regarding the commercial viability of PureCycle’s expected pricing for UPRP; (iv) material misstatements regarding and concealment of materially adverse information regarding PureCycle’s internal control environment and the experience of PureCycle’s management; (v) material misstatements and omissions concerning various power outages, production issues, availability of feedstock, and ability to meet certain production milestones; (vi) failure to provide adequate oversight of the Company to prevent any of the above; and (vii) failure to investigate claims in response to various investigation demands, wrongful refusal of investigation demands and/or failure to obtain tolling agreements from current and former officers and directors.

The Settling Stockholders and Settling Stockholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Settling Stockholders and Settling Stockholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). The Settling Stockholders and Settling Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Settling Stockholders and Settling Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters. Based on their investigation and evaluation set forth in more detail infra, the Settling Stockholders and Settling Stockholders’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of PureCycle and its stockholders.

Settling Stockholders’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing PureCycle’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company and its technologies; (iii) researching the applicable law with respect to the claims alleged in the Derivative Matters and the potential defenses thereto; (iv) preparing and filing derivative complaints in the Derivative Matters and sending the demands detailed herein; (v) reviewing and analyzing relevant pleadings in the Securities Action, and evaluating the merits of, and Defendants’ liability in connection with, the Securities Action and the Derivative Matters; (vi)

preparing and filing an amended derivative complaint in the Federal Action; (vii) reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (viii) separately reviewing and evaluating nearly 2,000 pages of non-public documents produced by the Company in response to the demands made pursuant to 8 Del. C. § 220; (ix) participating in extensive settlement discussions with Settling Defendants’ Counsel, including three separate mediation sessions; and (x) negotiating the MOU and this Stipulation.

Based on Settling Stockholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, the Settling Stockholders and Settling Stockholders’ Counsel submit that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of PureCycle and its stockholders. Each of the Settling Parties recognizes and acknowledges that the Derivative Matters have been initiated, filed, and prosecuted by Settling Stockholders in good faith and defended by Settling Defendants in good faith, that the Derivative Matters are being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, reasonable, and adequate.

D.
Defendants’ Denials of Wrongdoing

The Settling Defendants and Released Persons have denied and continue to deny all allegations of wrongdoing, fault, liability or damage to the Settling Stockholders, to the Company, or to the Company’s current and former stockholders, including without limitations, deny that they engaged in any wrongdoing or violation of the law; deny that they breached any fiduciary duty, including the duty of care or duty of loyalty; deny that they wasted corporate assets, were unjustly enriched, engaged in gross mismanagement, or aided and abetted any breaches of fiduciary duty; deny that the Company’s disclosures were deficient in any way; deny that any demand to investigate, bring suit or obtain tolling agreements was wrongfully refused; deny that they violated any securities laws; and deny that they acted in bad faith or improperly in any way. The Settling Defendants believe that they and all Released Persons have acted properly at all times, believe that the complaints in the Federal Action and the Delaware Chancery Action and the Demanding Stockholders’ demands have no merit, and believe that the Settling Stockholders have failed to and/or cannot meet their burden of pleading with particularity that any demand that the Company initiate legal action was excused and/or wrongfully rejected.

Nonetheless, taking into account the uncertainty and risks inherent in any litigation, especially in complex cases such as this one, the Settling Defendants have concluded that further litigation of the Derivative Matters would be protracted, burdensome, and expensive, and that it is desirable and beneficial that the claims asserted in or that could be asserted in the Derivative Matters be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation.

II.
TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
A.
Introduction

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Stockholders (on behalf of themselves, and derivatively on behalf of PureCycle), Current PureCycle Stockholders (as defined in ¶ 1.2), and the Settling Defendants, by and through their respective undersigned counsel or attorneys of record that, subject to approval of the Court, in consideration of the benefits flowing to the Settling Parties from the Settlement set forth herein, the Derivative Matters and the Released Claims shall be finally and fully compromised, settled and released, and the Derivative Matters shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation.

1.
Definitions

As used in this Stipulation the following terms have the meanings specified below:

1.1.
“Court” means the United States District Court for the District of Delaware.
1.2.
“Current PureCycle Stockholder” or “Current PureCycle Stockholders” means all record and beneficial owners of PureCycle common stock and the representatives, trustees, executors, heirs, administrators, transferees, agents, successors, or assigns of all such owners, immediate or remote, in each case solely in their capacities as stockholders of PureCycle, who own PureCycle stock as of the date of the execution of this Stipulation and continue to hold their PureCycle stock as of the date of the Settlement Hearing.
1.3.
“Delaware Chancery Action” means Brunson v. Otworth, et al., No. 2024-0326-NAC (Del. Ch.).
1.4.
“Demanding Stockholders” means stockholders Tyler Begley and Thomas Workman.
1.5.
“Derivative Matters” means the Federal Action, Delaware Chancery Action, and the Demanding Stockholders’ demands.
1.6.
“Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.
1.7.
“Federal Action” means In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.), and includes all actions consolidated therein.
1.8.
“Final” means (1) the Court has entered a Judgment approving the Settlement in all material respects, including but not limited to, inter alia, (a) approving the scope of the Releases, and (b) ordering the Clerk of the Court to enter final judgment in the form set forth in Exhibit C pursuant to Federal Rule 54(b), finding that there is no just reason for delay of enforcement or appeal of the order, and (2) the Judgment has been affirmed in all respects on any appeal or review and is no longer subject to further appeal or review. Provided, however, and notwithstanding any provision to the contrary in this Settlement, “Final” shall not include (and the Settlement is expressly not conditioned upon) the Court’s approval of attorneys’ fees and the reimbursement of expenses sought by the Settling Stockholders’ Counsel, or the approval of payment of a Service Award for the time and expenses expended by the Settling Stockholders, or any appeals solely related thereto.
1.9.
“Individual Defendants” means Michael Otworth, Richard Brenner, Tanya Burnell, Jeffrey Fieler, Tim Glockner, Fernando Musa, John Scott, David Brenner, Michael E. Dee, James Donnally, Andy Glockner, Byron Roth and Tasmin Ettefagh.
1.10.
“Insurers” means PureCycle’s insurance carriers, as applicable and in accordance with what is commonly referred to as the “Side A” coverage of their policies, and is inclusive of their respective reinsurers. Insurers, however, does not include insurers of policies issued to ROCH.
1.11.
“Judgment” means the proposed final order and judgment to be entered by the Court approving the Settlement, substantially in the form attached hereto as Exhibit C or in such other form as may be approved in writing by all of the Settling Parties acting by and through their respective counsel of record.
1.12.
“Monetary Component” means the monetary component of this Settlement in the amount of three million dollars ($3,000,000.00) to be paid to PureCycle by the Insurers.
1.13.
“Notice” means the Notice of Pendency and Settlement of Derivative Matters, a proposed version of which is submitted to the Court for approval and attached hereto as Exhibit B.

1.14.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns.
1.15.
“Preliminary Order” means an order preliminarily approving the Stipulation and the form and manner of Notice, substantially in the form attached hereto as Exhibit A.
1.16.
“PureCycle Technologies, Inc.,” “PureCycle,” or the “Company” means PureCycle Technologies, Inc. and any of its predecessors, affiliates, or subsidiaries, including but not limited to PureCycle Technologies LLC or ROCH.
1.17.
“Reforms” means the Board’s adoption or agreement to adopt certain changes to its corporate governance practices, policies and procedures, internal controls and Board composition, as set forth herein.
1.18.
“Related Parties” means each of Settling Defendants’ past or present directors, officers, employees, partners, members, principals, agents, attorneys, Insurers, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, executors, administrators, and related or affiliated entities.
1.19.
“Released Claims” shall collectively mean any and all manner of claims of relief, debts, demands, rights or causes of action or liabilities whatsoever (including, but not limited to, any claims for compensatory damages, punitive damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, liability or relief, monetary, injunctive, or otherwise), whether based on federal, state, local, foreign, international, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity matured or unmatured, pleaded or unpleaded, known or unknown, suspected or unsuspected (including “Unknown Claims” as defined in ¶ 1.29 hereof), arising out of or related to any of the claims that have been or could have been asserted in the Derivative Matters or the related action Piot v. Bouck, et al., No. 2024-0475-NAC (Del. Ch.) or in any other forum by the Settling Stockholders, the Settling Defendants, or any Current PureCycle Stockholders derivatively on behalf of PureCycle, against the Released Persons that arise out of or relate to or in connection with the facts, allegations, transactions, events, matters, or occurrences, acts, disclosures, statements, representations, omissions or failures to act which were alleged in the Derivative Matters or otherwise based on the same set of operative facts as alleged in the Derivative Matters, and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the prosecution, defense, settlement or resolution of the Derivative Matters against the Released Persons, except for (i) any securities fraud claims by a class member pursuant to any plan of allocation as may be approved in the related Securities Action; (ii) any securities fraud claims alleged in the securities class action, Southgate v. PureCycle Technologies, Inc., et al., No. 1:23-cv-8605 (S.D.N.Y.); and (iii) any claims by the Individual Defendants or any insured to enforce their rights relating to insurance coverage, indemnification, or under any contract.
1.20.
“Released Persons” means each and all of the Settling Defendants and their Related Parties.
1.21.
“ROCH” means Roth CH Acquisition I Co. and any of its predecessors, affiliates, or subsidiaries.
1.22.
“Settlement” means the settlement contemplated by this Stipulation.

1.23.
“Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement, and whether the agreement for the Fee and Expense Amount should be approved.
1.24.
“Settling Defendants” means PureCycle, and the Individual Defendants.
1.25.
“Settling Defendants’ Counsel” means the law firms of Dechert LLP, DLA Piper LLP (US) and Dinsmore & Shohl LLP.
1.26.
“Settling Parties” means the Settling Stockholders and the Settling Defendants.
1.27.
“Settling Stockholders” means the plaintiffs in the Federal Action and Delaware Chancery Action and the Demanding Stockholders.
1.28.
“Settling Stockholders’ Counsel” means collectively, Weiss Law, Levi & Korsinsky, LLP, Kahn Swick & Foti, LLC, Kirby McInerney LLP, and Rigrodsky Law, P.A.
1.29.
“Unknown Claims” means any Released Claim which any Settling Stockholder, Settling Defendant or Current PureCycle Stockholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Claims, including without limitation claims which, if known by him, her or it, might have affected his, her or its decision to enter into the Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties agree that the Stipulation shall provide that the Settling Parties expressly waive and each of the Current PureCycle Stockholders shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.

2.
Settlement of the Derivative Matters
2.1.
The Settling Parties acknowledge and agree that the filing, pendency, and prosecution of the Derivative Matters were the sole cause for the Monetary Component of the Settlement and the primary cause of the Board’s adoption or agreement to adopt certain changes to its corporate governance practices, policies and procedures, internal controls and Board composition, as set detailed below. The Settling Parties further acknowledge and agree that these Reforms confer substantial benefits on the Company and that the Settlement on the terms set forth herein is in the best interests of the Company and Current PureCycle Stockholders.
2.2.
PureCycle has made, or agreed to make, the following Reforms (outlined in Sections 2.3 herein) to its corporate governance practices, policies and procedures. The Reforms implemented pursuant to the changes outlined in Section 2.3 shall remain in effect for not less than five (5) years from the Effective Date (the “Commitment Term”). The Company may amend or eliminate any one or more of the Reforms during the Commitment Term if PureCycle’s Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement is not in the Company’s best interest or conflicts with the Board’s fiduciary duties or any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Any changes that are made pursuant to the above shall be reported on an annual basis either in the Company’s U.S. Securities and Exchange Commission (“SEC”) Form 10-K or SEC Form 14(a) Proxy Statement. PureCycle’s Board shall oversee and confirm the timely adoption and effective implementation of the Reforms.
2.3.
The Board has implemented, or will implement within ninety (90) days, or such longer period as provided in Section 2(A)-( P) below after the Court enters an Order granting final approval of the Settlement, the following Reforms. The Board, on behalf of the Company and by resolution of the Board’s independent directors, in a determination made in the good faith exercise of the Board’s business judgment, confirms that: (i) the Settlement, including the Reforms, confer substantial benefits on the Company and its stockholders, and serve the best interests of the Company and its stockholders; and (ii) the Settling Stockholders’ litigation, litigation demands, books and records demands pursuant to 8 Del. C. §220, and settlement efforts in the Derivative Matters are the sole cause of the Monetary Component to be made as part of this Settlement and the primary cause of the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term.
A.
The Company shall expand its Board from seven (7) members to nine (9) members by appointing two (2) new independent directors to the Board who meet NASDAQ’s definition of “independent director.” The first new independent director will be appointed to the Board within twelve (12) months of a Final Court order approving the Settlement. The second new independent director will be appointed to the Board within twenty-four (24) months of a Final Court order approving the Settlement. Provided, however, that if, despite its best efforts, the Nominating and Corporate Governance Committee is unable to identify suitable candidates, then the Company shall have the remainder of the Commitment Term to appoint the new independent directors.
B.
The Company shall actively seek Board diversity and consider women and underrepresented minorities, as defined in NASDAQ Rule 5065(f), as Board candidates. The Corporate Governance Guidelines, adopted pursuant to Sections 2(C), (L)-(P) below, and attached as Exhibit A-6, will provide that the Company will provide a graphic representation of current Board member diversity in its annual proxy statement, consistent with NASDAQ listing standards.

C.
The Corporate Governance Guidelines (attached as Exhibit A-6) have been drafted to express the Company’s intent to continue to have the positions of Chief Executive Officer (“CEO”) and Board Chairman held by separate persons.
D.
Within six (6) months of a Final Court order approving the Settlement, the Company will engage an independent corporate governance consultant or outside legal counsel to perform an analysis of the Company’s corporate governance structure and processes and report to the Board on the results of same and on trends and developments in the law and/or corporate best practices relating to corporate governance and the Board’s responsibilities annually.
E.
The Company will form an Operational Excellence Committee with duties and responsibilities as outlined in the Operational Excellence Committee Charter (attached as Exhibit A-1).
F.
The Company will create a Chief Compliance Officer (“CCO”) position with duties and responsibilities as outlined in the Chief Compliance Officer Duties and Responsibilities (attached as Exhibit A-4).
G.
The Charters from various Committees, including certain Board Committees, as amended and outlined in Exhibits A-1 to A-5, will ensure that the Company has an existing framework in place for identification, assessment, and management of compliance risks, subject to the Company’s available resources. The Corporate Governance Guidelines (attached as Exhibit A-6) and the Amended Audit and Finance Committee Charter (attached as Exhibit A-2) will provide that the Audit and Finance Committee shall assist the Board in its oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications, independence, and performance; (d) the performance of the Company’s internal audit function; (e) preparing the

Committee’s report to be included in the Company’s annual proxy statement; (f) advising and consulting with management and the Board regarding the financial affairs of the Company; (g) appointing, compensating, retaining, terminating, overseeing and evaluating the work of the Company’s independent auditors; (h) reviewing strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions; and (i) reviewing the Company’s financial outlook and plans for financing its working and long-term capital requirements, including minimum cash requirements and liquidity targets and the Company’s capital plan (capital allocation, funding, and capital expenditures).
H.
The Company will adopt a Disclosure Committee Charter (attached as Exhibit A-3) to formalize the Committee’s responsibilities in assisting the Company’s senior officers in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.
I.
The Company will adopt the Charter of the Senior Leadership Team Committee (attached as Exhibit A-5) to formalize the Senior Leadership Team and the Executive Leadership Team that shall meet regularly to monitor the Company’s strategic initiatives.
J.
The Company will amend the Audit and Finance Committee Charter (as outlined in the Amended Audit and Finance Committee Charter, attached as Exhibit A-2), to expand its oversight responsibilities and delegate its authority.
K.
The Corporate Governance Guidelines (attached as Exhibit A-6) will provide that the Nominating and Corporate Governance Committee will establish and periodically evaluate an orientation program for new directors and a continuing education program for existing directors. Such programs may include presentations by appropriate executives and opportunities for directors to visit the Company’s principal facilities in order to provide greater understanding of the Company’s business and operations. In addition, the Nominating and Corporate Governance Committee shall arrange for directors of the Company to attend outside educational programs pertaining to the directors’ responsibilities.
L.
The Company will adopt Corporate Governance Guidelines which formalize the details of management’s reporting obligations to the Audit and Finance Committee and the Board. The policies or Corporate Governance Guidelines will provide that management will report to the Board on a quarterly basis regarding the status of operations, commercial contracts, litigation, and other topics relevant to the Board’s oversight of the Company’s operations and compliance with the law (in accordance with the Corporate Governance Guidelines, attached as Exhibit A-6).
M.
The Company will adopt Corporate Governance Guidelines which formalize the details regarding the Independent Directors’ executive sessions, including but not limited to, that an executive session of independent directors will be scheduled in conjunction with each regular meeting of the Board (in accordance with the Corporate Governance Guidelines, attached as Exhibit A-6).
N.
The Company will adopt Corporate Governance Guidelines which formalize the details of the Company’s training policies. The Corporate Governance Guidelines will provide that management will implement an annual training program for employees that will include relevant topics, including, but not limited to, ethical behavior, human resources polices and employee relations, and conflicts of interest (in accordance with the Corporate Governance Guidelines, attached as Exhibit A-6).
O.
The Corporate Governance Guidelines will provide that management shall maintain a whistleblower hotline, which encourages interested parties to bring forward ethical and legal violations to the parties identified in the Code of Ethics, the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and/or the third-party reporting service provider so that action may be taken to resolve the problem and the complaints shall be reviewed by the applicable committee, in consultation with and under the supervision of the Company’s legal counsel, and presented to the full Board (in accordance with the Corporate Governance Guidelines, attached as Exhibit A-6). The Company will publish its Whistleblower Policy on its external website.
P.
The Company will add language to the Corporate Governance Guidelines indicating that the Board will maintain a Compensation Clawback and Recoupment Policy, first approved in March 2021, and that, pursuant to Reg S-K and NASDAQ listing standards, will maintain a separate clawback policy supplemental to, and not a replacement of, the policy, which such supplemental policy shall only be applicable to Section 16 Officers (in accordance with the Corporate Governance Guidelines, attached as Exhibit A-6).
2.4.
The Settling Stockholders’ Counsel and the Settling Defendants’ Counsel engaged in an arm’s-length negotiation and ultimately agreed that the Insurers will pay three million dollars ($3,000,000.00) to PureCycle as the Monetary Component of this Settlement. Specifically, PureCycle, on behalf of the Individual Defendants, shall cause its Insurers to wire or pay by check or draft, at the sole election of the Insurers, the Monetary Component to PureCycle within thirty (30) days of entry of the Preliminary Order, but subject to the obligation to repay the Insurers in the event that the Settlement is subsequently vacated or modified pursuant to any appeal that may be filed.

3.
Settling Stockholders’ Counsel’s Fee and Expense Amount and Settling Stockholders’ Service Awards
3.1.
Prior to discussing and agreeing upon the Fee and Expense Amount herein, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of the Settlement and negotiated the Monetary Component. The Settling Parties agree that the Settlement confers substantial benefits upon PureCycle and its stockholders, and that the Settling Stockholders’ Counsel are entitled to reasonable attorneys’ fees and reimbursement of expenses in an amount not to exceed $2,000,000.00, subject to the approval of the Court. In connection with seeking final approval of the proposed Settlement, Plaintiff’s lead counsel, on behalf of Settling Stockholders’ Counsel, intends to request approval of attorneys’ fees and reimbursement of expenses in the amount of $1,750,000.00 (the “Fee and Expense Amount”). The Fee and Expense Amount shall be distributed to the Settling Stockholders’ Counsel from the Monetary Component within forty-five (45) days of entry of the Preliminary Order, subject to Settling Stockholders’ Counsel’s obligations to repay the Company and/or its Insurers the portions of the Fee and Expense Amount allocated to them if, as a result of any order of the Court, appeal and/or further proceedings on remand, or successful collateral attack, the amount of the Fee and Expense Amount is reduced. Settling Defendants agree not to oppose reasonable service awards in the amount of $2,000 to each Settling Stockholder to be paid out of the Fee and Expense Amount in recognition of Stockholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Award”).
3.2.
Settling Stockholders’ Counsel shall allocate the Fee and Expense Amount among themselves and shall use their best efforts to reach an agreement. If a dispute arises among Settling Stockholders’ Counsel regarding the proposed allocation of the Fee and Expense Amount, then the Mediator will resolve such disputes pursuant to expedited arbitral procedures, as determined by the Mediator. The costs of any such allocation mediation or arbitration shall be borne solely by Settling Stockholders’ Counsel and allocated by agreement or as finally determined by the Mediator.
3.3.
Any order or proceeding (or any portion thereof) relating solely to an award of attorneys’ fees and expenses, or any appeal from any order (or any portion thereof) relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the Order and Final Judgment approving this Stipulation. Except as provided in the Stipulation, the Settling Defendants shall bear no other expenses, costs, damages or fees incurred by the Settling Stockholders or any of their attorneys, experts, advisers, agents or representatives. The Settling Defendants and Settling Defendants’ Counsel shall have no responsibility for or liability with respect to the allocation among any counsel for any Settling Stockholder of the Fee and Expense Amount as approved by the Court and the Settling Defendants take no position with respect to such matters.
4.
Settlement Procedure and Notice
4.1.
No later than seven (7) days after execution of the Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for the Preliminary Order substantially in the form of Exhibit A hereto: (a) preliminarily approving the Settlement; (b) approving the form and manner of notice of the Settlement and directing that, within ten (10) days of entry of the Preliminary Order, PureCycle shall (i) publish the Notice in a press release on GlobeNewswire with a link to the Company’s investor relations webpage where the Notice and Stipulation will be available; (ii) file with the Securities and Exchange Commission a Form 8-K attaching a copy of the Notice and Stipulation; and (iii) post the Notice and the Stipulation on the Company’s website and maintain the documents there until after the Settlement Hearing; (c) setting a date and time for the Settlement Hearing, as well as deadlines for the submission of papers in support of Settlement and for objections to the Settlement; and (d) enjoining all other PureCycle stockholders from commencing, instituting, or prosecuting any of the claims asserted in the Derivative Matters. The Company shall pay all reasonable expenses incurred in providing Notice in the time and manner ordered by the Court. The Settling Stockholders’ Counsel shall cause a copy of the Notice and Stipulation to be posted on their respective websites. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current PureCycle Stockholders pursuant to applicable law and due process. No later than twenty-one (21) days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting of the Notice.
4.2.
The Settling Parties will request that after Notice is provided, the Court hold the Settlement Hearing and approve the Settlement of the Derivative Matters as set forth herein and enter a Final Judgment substantially in the form attached hereto as Exhibit C: (a) approving the terms of the Settlement as fair, reasonable and adequate, including the payment of Fee and Expense Amount in the amount negotiated by the Settling Parties and Service Awards for the Settling Stockholders to be drawn therefrom; and (b) dismissing with prejudice all claims released against any of the Released Persons (as defined herein).
5.
Releases
5.1.
Upon the Effective Date, the Settling Stockholders (acting on their own behalf and, derivatively on behalf of PureCycle), the Settling Defendants, and each of the Current PureCycle Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and shall be forever enjoined from prosecuting the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.

5.2.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settling Stockholders and Settling Stockholders’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors, and assigns from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.
5.3.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the other Released Persons from all Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
6.
Conditions of Settlement, Effect of Disapproval, Cancellation or Termination
6.1.
The Settlement shall not become effective until the first date upon which all of the following conditions have been satisfied, unless one or more of the conditions is expressly waived in writing by counsel for each of the Settling Parties:
A.
Approval by PureCycle’s Board, and all Settling Defendants of the Stipulation;
B.
The entry of Final Judgment by the Court approving the Settlement and, within ten (10) days after the Final Judgment becomes final and non-appealable, dismissing with prejudice the Federal Action, as to the Settling Parties, without awarding costs to any party, except as provided herein;
C.
The Judgment referred to above shall have become Final as defined in ¶ 1.8;

D.
The payment of the Monetary Component to PureCycle (minus the Fee and Expense Amount as approved by the Court);
E.
The payment of the Fee and Expense Amount to the Settling Stockholders’ Counsel, to be distributed to the Settling Stockholders’ Counsel and the Settling Stockholders as Service Awards as agreed by the Settling Stockholders’ Counsel; and
F.
The entry of an Order by the Delaware Court of Chancery dismissing with prejudice the Delaware Chancery Action, within ten (10) days after the Final Judgment by the Court becomes final and non-appealable, without awarding costs to any party, except as provided herein.
6.2.
If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.
7.
Miscellaneous Provisions
7.1.
The Settling Parties (a) acknowledge that it is their intent to consummate this Settlement as set forth in this Stipulation; and (b) agree to act in good faith and to cooperate to the extent reasonably necessary to expeditiously effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
7.2.
The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Matters. The Settlement compromises claims which are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure, Rule 11 of the Rules of the Court of Chancery of the State of Delaware, or any other comparable provision of state law.
7.3.
Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, jurisdiction over, fault wrongdoing or liability of the Settling Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative.
7.4.
The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.5.
The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.6.
The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
7.7.
This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein and subject to applicable indemnities and policies of insurance, each of the Settling Parties shall bear their own costs. Nothing in this Stipulation is intended to alter in any way any of the Individual Defendants’ indemnification rights arising under law or by contract with the Company or affect any agreement between any Individual Defendant and the Company.
7.8.
Settling Stockholders’ Counsel, derivatively on behalf of PureCycle, are expressly authorized by the Settling Stockholders to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Settling Stockholders to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Settling Stockholders.
7.9.
Each counsel or other Person executing the Stipulation or its Exhibits on behalf of a Settling Party hereby warrants that such Person has the full authority to do so on behalf of that Settling Party. Moreover, each Settling Party hereby warrants that such Person has the full authority to enter into this Stipulation.
7.10.
The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.
7.11.
The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.
7.12.
The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.13.
This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice-of-law principles.
7.14.
Counsel for the Settling Parties agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
7.15.
The Stipulation shall be treated as jointly drafted and will not be construed against any Settling Party as the drafter.
7.16.
The Settling Defendants have denied and continue to deny all of the claims in the Derivative Matters, and have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of any kind or otherwise acted in any improper manner. But neither the Settling Defendants, the Company, nor their respective counsel will, in any statement made to any media representative (whether or not for attribution), assert that the Derivative Matters were commenced or prosecuted in bad faith, nor will they deny that the Derivative Matters were commenced and prosecuted in good faith and are being settled voluntarily after consultation with competent legal counsel. Likewise, Settling Stockholders and Settling Stockholders’ Counsel shall retain their right to maintain that their claims have merit. In all events, none of the Settling Parties shall make any accusations of wrongful or actionable conduct by any Settling Party concerning the prosecution, defense, and resolution of the Derivative Matters, nor shall they otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.
7.17.
Neither the Settlement nor any of its terms shall be construed as an admission or evidence of any violation of any law or admission as to the truth of any allegation.
7.18.
Except as set forth herein, each party shall bear his or its own fees and costs.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed, by their duly authorized attorneys, dated July 17, 2024.

/s/ Joshua M. Rubin_____________

David C. Katz

Joshua M. Rubin

Mark D. Smilow

Weiss Law

305 Broadway, 7th floor

New York, NY 10007

(212) 682-3025

Email: dkatz@weisslawllp.com

msmilow@weisslawllp.com

jrubin@weisslawllp.com

Lead Counsel in Federal Action

/s/ Gregory M. Nespole__________

Gregory M. Nespole

Correy A. Suk

Levi and Korsinsky, LLP

33 Whitehall Street, 17th Floor

New York, NY 10004

(212) 363-7500

Email: gnespole@zlk.com

            csuk@zlk.com

Plaintiff’s Counsel in Federal Action

/s/ Melinda A. Nicholson_________

Melinda A. Nicholson

Nicolas Kravitz

Kahn Swick & Foti, LLC

1100 Poydras St., Suite 960
New Orleans, LA 70163

(504) 455-1400

Email: melinda.nicholson@ksfcounsel.com

            nicolas.kravitz@ksfcounsel.com

Plaintiff’s Counsel in Delaware Chancery Action

/s/ Joni Jacobsen_______________

Joni Jacobsen

Dechert LLP

35 West Wacker Drive Suite

3400 Chicago, IL 60601-1608

(312) 646-5800

Email: joni.jacobsen@dechert.com

Counsel for Defendants PureCycle Technologies, Inc., Michael Otworth, Richard Brenner, Tanya Burnell, Fernando Musa, Jeffrey Fieler, Tim Glockner, John Scott, David Brenner, Tasmin Ettefagh, Michael Dee

/s/ Kevin J. Mangan_____________

Kevin J. Mangan

Womble Bond Dickinson LLP

1313 North Market Street, Suite 1200

Wilmington, Delaware 19801

Telephone: (302) 252-4320

Email: kevin.mangan@wbd-us.com

OF COUNSEL:

Dinsmore & Shohl LLP

Mark G. Arnzen, Jr.

255 East Fifth Street, Suite 1900

Cincinnati, OH 45202

(513) 977-8440

mark.arnzen@dinsmore.com

Attorney for Defendants James Donnally and Andy Glockner

/s/ Ira M. Press________________

Thomas W. Elrod

Ira M. Press

Lauren Molinaro

Kirby McInerney LLP

250 Park Avenue, Suite 820

New York, NY 10177

(212) 371-6600

Email: telrod@kmllp.com

            ipress@kmllp.com

lmolinaro@kmllp.com

Counsel for Stockholder Tyler Begley

/s/ John R. Loftus_______________

John R. Loftus

Christine E. Ellice

DLA Piper LLP (US)

2000 Avenue of the Stars, Suite 400

North Tower Los Angeles, CA 90067

(310) 595-3000

Email: jake.loftus@dlapiper.com
           christine.ellice@dlapiper.com

Counsel for Defendant Byron Roth

/s/ Vincent A. Licata_____________

Seth D. Rigrodsky

Vincent A. Licata

Rigrodsky Law, P.A.

825 East Gate Boulevard, Suite 300

Garden City, NY 11530

(516) 683-3516

Email: sdr@rl-legal.com

            vl@rl-legal.com

Counsel for Stockholder Thomas Workman

Exhibit A

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE: PURECYCLE TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Lead Case No. 21-1569-RGA

[PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF SETTLEMENT

Plaintiff in the above-captioned Federal Action made an application, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the Settlement, in accordance with the Stipulation and Agreement of Settlement (the “Stipulation”) dated July 17, 2024, which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Derivative Matters (the “Settlement”) and for dismissal of the Federal Action with prejudice, and (ii) approving the form and content of the Notice to be published via GlobeNewswire, filed by PureCycle Technologies, Inc. (“PureCycle”) with the U.S. Securities and Exchange Commission (“SEC”) and posted, along with the Stipulation, on PureCycle’s and Settling Stockholders’ Counsels’ websites. The Court having read and considered the Stipulation and exhibits annexed thereto; and all parties to the Settlement having agreed to the entry of this Order, and all capitalized terms herein having the same meaning as set forth in the Stipulation;

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:

1.
The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Federal Action.

2.
A hearing (the “Settlement Hearing”) shall be held before the Court on , 2024, at ____ _.m., either in person at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware, 19801, or by telephone or videoconference (in the discretion of the Court), for the purpose of determining: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to PureCycle and Current PureCycle Stockholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit C to the Stipulation should be entered; (iii) whether to approve the payment of the Fee and Expense Amount in the amount negotiated by the Settling Parties and Service Awards for the Settling Stockholders to be drawn therefrom; and (iv) such other matters as may be necessary or proper in the circumstances.
3.
The Court approves, as to form and content, the Notice, annexed as Exhibit B to the Stipulation, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order fully satisfies Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process, complies with the rules of this Court, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice for all purposes to all Current PureCycle Stockholders. Non-material changes to the form of the Notice may be made without further approval of the Court.
4.
PureCycle is hereby authorized and empowered, no later than ten (10) days following the entry of this Order, to (i) cause a copy of the Notice, substantially in the form annexed as Exhibit B to the Stipulation, to be published in a press release on GlobeNewswire with a link to the Company’s investor relations webpage where the Notice and Stipulation will be available, (ii) file with the SEC a Form 8-K attaching a copy of the Notice and Stipulation, and (iii) post the Notice and the Stipulation on the Company’s website. In addition, Settling

2

Stockholders’ Counsel shall cause a copy of the Notice and the Stipulation to be posted on their websites.
5.
No later than twenty-one (21) days prior to the Settlement Hearing provided for in ¶ 2 of this Order, Settling Defendants’ Counsel shall file with the Court proof, by affidavit or declaration, of such notice.
6.
No later than seven (7) calendar days before the Objection Deadline described in ¶ 7 below, Settling Stockholders’ Counsel shall file: (1) their motion in support of final approval of the Settlement; and (2) their application for an award of attorneys’ fees and reimbursement of expenses to Settling Stockholders’ Counsel and for the Service Award to Settling Stockholders.
7.
Any Current PureCycle Stockholder may, but is not required to, appear at the Settlement Hearing and express an opinion as to whether the Settlement, Fee and Expense Amount, and/or the Service Award should be approved; provided, however, that no Current PureCycle Stockholder or any other person shall be heard or entitled to object to the approval of the terms and conditions of the Settlement, Fee and Expense Amount, and/or Service Award, if approved, and the judgment to be entered thereon approving same, unless on or before fourteen (14) calendar days prior to the Settlement Hearing (“Objection Deadline”), such Person has filed their written objection(s) with the Court and sent their written objection(s) by hand or by first class mail, postage pre-paid, to Settling Stockholders’ Counsel. The written objections must be postmarked by the Objection Deadline and sent to Lead Counsel:

David C. Katz
Joshua M. Rubin
Weiss Law
4 Brighton Rd., Suite 204
Clifton, NJ 07012

3

The written objection(s) must contain the following information: (i) notice of such Person’s intent to appear at the Settlement Hearing; (ii) such Person’s name, legal address, and telephone number; (iii) state that such Person is a Current PureCycle Stockholder as of July 17, 2024 and represent that the Person will continue to own PureCycle common stock as of the date of the Settlement Hearing; (iv) provide the date(s) such Person acquired his, her, or its PureCycle shares and the number of PureCycle shares held; (v) contain a detailed statement of such Person’s specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and (vi) state the grounds for each objection or the reasons for such Person’s desire to appear and be heard.

8.
Any Current PureCycle Stockholder who fails to object in the above-prescribed manner shall be deemed to have waived his, her, or its right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
9.
No later than seven (7) calendar days prior to the Settlement Hearing, the Settling Parties shall file and serve their responses to any objection from Current PureCycle Stockholders.
10.
All discovery and other pretrial proceedings in the Federal Action are hereby stayed and suspended until further order of this Court. Pending the final determination on the approval of the Settlement, no stockholder of PureCycle may either directly, representatively, or in any other capacity, prosecute, institute, commence, or continue to prosecute on behalf of PureCycle or any stockholders thereof, any claim which has been or could have been asserted in the Derivative Matters or any other claim arising out of or in any way related to any of the acts, facts, transactions, occurrences, representations, or omissions or other subject matter set forth, alleged, embraced, or

4

otherwise asserted by plaintiffs in the Derivative Matters. The provisions of this paragraph shall expressly not apply to the proceedings styled as Theodore v. PureCycle Technologies, Inc., et al., Case No. 6:21-cv-809-PGB-RMN, in the United States District Court for the Middle District of Florida and Southgate v. PureCycle Technologies, Inc., et al., Case No. 1:23-cv-8605, in the United States District Court for the Southern District of New York.
11.
In the event the proposed dismissal as provided for in the Stipulation is not approved by the Court, or for any reason the Settling Parties fail to obtain a final judgment pursuant to the Stipulation, then, in either of such events, the Stipulation shall become null and void and of no further force or effect, and shall not be used or referred to for any purpose whatsoever. In such event, the Stipulation and all negotiations and proceedings related thereto shall be withdrawn without prejudice as to the rights of any and all such Settling Parties thereto, who, in accordance with the provisions of the Stipulation, shall be restored to their respective positions existing as of the date of the Stipulation.
12.
The Court reserves the right to approve the Stipulation with further modifications as may be agreed to by counsel for the Settling Parties and without further notice to Current PureCycle Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement. The Court may also adjourn the Settlement Hearing provided for herein without further notice other than to counsel for the Settling Parties.

SO ORDERED in the District of Delaware on , 2024.

THE HON. RICHARD G. ANDREWS UNITED STATES DISTRICT JUDGE

5

Exhibit B

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE: PURECYCLE TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Lead Case No. 21-1569-RGA

NOTICE OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE MATTERS, HEARING THEREON, AND RIGHT TO APPEAR

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF PURECYCLE TECHNOLOGIES, INC. (“PURECYCLE” OR “THE COMPANY”) AS OF JULY 17, 2024 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

IF YOU HOLD PURECYCLE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTERS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THE DERIVATIVE MATTERS ARE NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION

WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

Notice is hereby provided to you of the proposed Settlement1 of the above-captioned derivative lawsuit and certain other Derivative Matters. This Notice is provided by order of the United States District Court for the District of Delaware (the “Court”). It is not an expression of any opinion by the Court. It is to notify current stockholders of the terms of the proposed Settlement of the Derivative Matters.

III.
WHY THIS NOTICE HAS BEEN POSTED AND FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

This Notice is intended to notify all PureCycle stockholders affected by the settlement of a consolidated stockholder derivative action styled In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.) (the “Federal Action”) and all related Derivative Matters (as defined below) of the Proposed Settlement of Stockholder Derivative Matters, Hearing Thereon, and Right to Appear (the “Notice”). The following Settling Parties (defined herein) through their respective counsel have agreed upon terms to settle the Derivative Matters and have signed a written Stipulation and Agreement of Settlement (the “Stipulation”) setting forth the terms of the Settlement: (i) stockholder Patrick Ayers, plaintiff in the derivative action on behalf of PureCycle Technologies, Inc. (“PureCycle” or the “Company”) styled In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.) (the “Federal Action”), as consolidated; (ii) stockholder John Brunson, plaintiff in the derivative action on behalf of PureCycle styled Brunson v. Otworth, et al., No. 2024-0326-NAC (Del. Ch.) (the “Delaware Chancery Action”), who also served a litigation demand on the Company’s Board of Directors (the “Board”) and a demand on the Company pursuant to 8 Del. C. § 220; (iii)

1 The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (dated July 17, 2024).

2

stockholder Tyler Begley, who served a litigation demand on the Board and a demand on the Company pursuant to 8 Del. C. § 220; (iv) stockholder Thomas Workman (with Tyler Begley, the “Demanding Stockholders”), who served a demand on the Company pursuant to 8 Del. C. § 220 (the Federal Action, Delaware Chancery Action, and the Demanding Stockholders’ demands are collectively referred to as the “Derivative Matters,” and the plaintiffs in the Federal Action and Delaware Chancery Action and the Demanding Stockholders are collectively referred to as the “Settling Stockholders”); (v) Michael Otworth, Richard Brenner, Tanya Burnell, Jeffrey Fieler, Tim Glockner, Fernando Musa, John Scott, David Brenner, Michael E. Dee, James Donnally, Andy Glockner, Byron Roth and Tasmin Ettefagh (collectively, the “Individual Defendants”); and (vi) PureCycle (together with the Individual Defendants, the “Settling Defendants”) (Settling Stockholders and Settling Defendants are collectively referred to as the “Settling Parties”).

On ______ 2024, at ___, the Court will hold a hearing (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to PureCycle and Current PureCycle Stockholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit C to the Stipulation should be entered; (iii) whether to approve the payment of the Fee and Expense Amount in the amount negotiated by the Settling Parties and Service Awards for the Settling Stockholders to be drawn therefrom; and (iv) such other matters as may be necessary or proper in the circumstances.

IV.
SUMMARY OF THE LITIGATION
A.
Federal Action

On November 3, 2021, the action Han v. Otworth et al, Civil Action No. 1:21-cv-01569-RGA (D. Del.) (the “Han Action”) was filed in the United States District Court for the District of Delaware (the “Federal Court”), on behalf of the nominal defendant Company, against defendants

3

Michael Otworth, David Brenner, Michael Dee, Tasmin Ettefagh, and Byron Roth, and nominal defendant PureCycle, alleging claims for violation of Section 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, and waste of corporate assets. Byron Roth was dismissed from the Han Action on December 15, 2021. On January 18, 2022, the Federal Court granted the parties’ stipulation providing for a stay of the Han Action pending resolution of a motion to dismiss in the related securities class action styled Theodore v. PureCycle Technologies, Inc., et al., Case No. 6:21-cv-809-PGB-RMN (M.D. Fla.) (the “Securities Action”).

On January 27, 2022, a related derivative action was filed in the Federal Court, captioned Ayers v. Otworth et al., Civil Action No. 1:22-cv-00110-RGA (D. Del.) (the “Ayers Action”). The Ayers Action brought suit against the Individual Defendants and alleged substantially similar claims to those alleged in the Han Action, including violation of Section 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, and aiding and abetting. The complaint in the Ayers Action also alleged claims for indemnification and contribution. On March 17, 2022, the Federal Court granted the parties’ stipulation providing for a stay of the Ayers Action pending resolution of a motion to dismiss in the Securities Action.

On June 15, 2023, the motion to dismiss in the Securities Action was granted in part and denied in part. Thereafter, the remaining defendants in the Securities Action filed a motion for reconsideration of the court’s order.

On July 27, 2023, the Federal Court entered an order consolidating the Han Action and the Ayers Action, under the caption In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.), and appointing Weiss Law as lead counsel in the Federal Action.

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On August 11, 2023, the Federal Action was further stayed pending resolution of the motion for reconsideration filed in the Securities Action.

On February 23, 2024, a Consolidated Verified Amended Complaint was filed in the Federal Action against the Individual Defendants and alleging claims for violation of Sections 14(a) and 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, waste of corporate assets, aiding and abetting, gross mismanagement, and indemnification and contribution. As set forth below, the plaintiff in the Federal Action agrees to be bound by the terms of the Stipulation.

B.
Delaware Chancery Action

On February 3, 2023, plaintiff Brunson sent PureCycle a letter seeking production of books and records pursuant to 8 Del. C. § 220. Following negotiations and the execution of a confidentiality agreement, the Company produced certain non-public books and records to plaintiff Brunson on a rolling basis from October 2023 through February 2024 pertaining to the wrongdoing alleged in the Securities Action.

Following receipt and review of those books and records, on February 23, 2024, plaintiff Brunson sent a letter to the Board demanding, among other things, that it undertake an independent investigation into the Individual Defendants’ alleged breaches of fiduciary duty and/or aiding and abetting of such breaches of fiduciary duty within thirty (30) days and that the Company enter into appropriate tolling agreements with the Individual Defendants to protect its derivative claims during the pendency of the Board’s investigation.

On March 23, 2024, upon expiration of the deadline requested in plaintiff Brunson’s litigation demand letter for the Board to begin an independent investigation and obtain tolling agreements, plaintiff Brunson filed the Delaware Chancery Action captioned Brunson v. Otworth,

5

et al., No. 2024-0326-NAC (Del. Ch.). The Delaware Chancery Action asserted claims for wrongful demand refusal, breach of fiduciary duty, failure to obtain tolling agreements, and other related claims under Delaware law against certain Individual Defendants, and all such claims are included as part of this Settlement. As set forth below, plaintiff Brunson agrees to be bound by the terms of the Stipulation, and further agrees to voluntarily dismiss the Delaware Chancery Action with prejudice within ten (10) days after the Final Judgment in the Court in the Federal Action approving the Settlement becomes final and non-appealable.

C.
The Demanding Stockholders

On October 6, 2023, stockholder Workman sent PureCycle a letter demanding production of books and records pursuant to 8 Del. C. § 220. On October 27, 2023, stockholder Begley sent PureCycle a letter also demanding the right to inspect books and records pursuant to 8 Del. C. § 220. Thereafter, the Company produced certain non-public books and records to the Demanding Stockholders.

On February 5, 2024, stockholder Begley sent a letter to the Board demanding that the Company initiate legal action against its officers, directors, or members of senior management for their alleged breach of fiduciary duties and take remedial measures for damages from alleged unjust enrichment and corporate waste.

As set forth below, the Demanding Stockholders agree to be bound by the terms of the Stipulation.

D.
Mediation

The Settling Parties, by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the possible settlement of the Derivative Matters. To that end, the Settling Parties agreed to participate in mediation before Jed D. Melnick, Esq. (the

6

“Mediator”) of Judicial Arbitration and Mediation Services (“JAMS”), a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Matters. Mediation began at the end of February 2024 with the Settling Parties participating in a full day mediation session on March 5, 2024. The Settling Parties did not reach an agreement resolving the derivative litigation during the March 5, 2024 mediation session, but agreed to continue their settlement discussions under the aegis of the Mediator. Counsel for the Settling Parties participated in another, half-day mediation session before the Mediator on March 13, 2024, where they made significant progress. The negotiations continued for several weeks thereafter, including during an additional full-day mediation before the Mediator on April 2, 2024, in which the Settling Parties reached an agreement in principle on the terms of the corporate governance reforms detailed herein.

At the mediation sessions, the Settling Parties engaged in discussions regarding the strengths and weaknesses of the claims and defenses at issue, both indirectly through the Mediator and directly in joint sessions attended by counsel for the Settling Parties and the relevant insurers. During the joint sessions, and subject to the Confidential Mediation Agreement and all applicable mediation privileges, the Company provided information regarding the technical and practical considerations that drove its decision-making with respect to PureCycle’s patented technology, its progress commercializing this technology, relevant disclosures and other related issues. The Settling Parties debated their competing views of the essential facts, legal claims and defenses, and the broad range of possible litigation outcomes. The Settling Parties also discussed a range of remedial options and were able to agree on a set of principles and target areas for corporate governance enhancements to be fleshed out through further negotiations, and sharpened the focus on monetary compensation for PureCycle as the driving factor in any potential settlement of the

7

Derivative Matters. The Settling Parties further exchanged written proposals with the assistance and guidance of the Mediator.

After reaching agreement on the principal terms of the Settlement, the Settling Parties commenced negotiations facilitated by the Mediator regarding reasonable attorneys’ fees and expenses to be paid to Settling Stockholders Counsel, subject to Court approval, in consideration for the substantial benefits conferred upon PureCycle and its shareholders by the Settlement.

On May 2, 2024, the Settling Parties reached an agreement in principle on the remaining material terms for the Settlement, including the monetary component, and thereafter negotiated the terms of a written memorandum of understanding (“MOU”) outlining the essential terms and conditions for the release of all claims asserted in the Derivative Matters in consideration for the Company’s agreement to cause their insurers to pay $3 million to PureCycle as the monetary component of this Settlement (“Monetary Component”), and to adopt, implement, and/or maintain in accordance with the corporate governance practices, policies and procedures, internal controls and board composition reforms as set forth below (the “Reforms”). On May 7, 2024, the Settling Parties signed the MOU outlining the material terms and conditions of the Settlement. The Settling Parties believe that the Settlement is in the best interests of PureCycle and Current PureCycle Stockholders.

V.
TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirely by reference to, the text of the Stipulation, which has been filed with the Court and is also available for viewing on the website of PureCycle at https://www.purecycle.com/ and the website of Lead Counsel at https://www.weisslaw.co.

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The Settling Parties acknowledge and agree that the filing, pendency, and prosecution of the Derivative Matters were the sole cause of the Monetary Component to be made as part of the Settlement and the primary cause of the Board’s agreement to adopt or to agree to adopt certain changes to its corporate governance practices, policies and procedures, internal controls and Board composition, as set forth below. The Settling Parties further acknowledge and agree that these changes confer substantial benefits on the Company and its stockholders and that the settlement of the Derivative Matters on the terms set forth herein is in the best interests of the Company and Current PureCycle Stockholders. As a result of the Settlement, PureCycle has made, or agreed to make, the following changes to its corporate governance practices, policies and procedures and, subject to the terms set forth in the Stipulation, has agreed to maintain them for no less than five (5) years from the Effective Date:

A.
The Company shall expand its Board from seven (7) members to nine (9) members by appointing two (2) new independent directors to the Board who meet NASDAQ’s definition of “independent director.” The first new independent director will be appointed to the Board within twelve (12) months of a Final Court order approving the Settlement. The second new independent director will be appointed to the Board within twenty-four (24) months of a Final Court order approving the Settlement. Provided, however, that if, despite its best efforts, the Nominating and Corporate Governance Committee is unable to identify suitable candidates, then the Company shall have the remainder of the Commitment Term to appoint the new independent directors.
B.
The Company shall actively seek Board diversity and consider women and underrepresented minorities, as defined in NASDAQ Rule 5065(f), as Board candidates. The Corporate Governance Guidelines will provide that the Company will provide a graphic

9

representation of current Board member diversity in its annual proxy statement, consistent with NASDAQ listing standards.
C.
The Corporate Governance Guidelines1 have been drafted to express the Company’s intent to continue to have the positions of Chief Executive Officer (“CEO”) and Board Chairman held by separate persons.
D.
Within six (6) months of a Final Court order approving the Settlement, the Company will engage an independent corporate governance consultant or outside legal counsel to perform an analysis of the Company’s corporate governance structure and processes and report to the Board on the results of same and on trends and developments in the law and/or corporate best practices relating to corporate governance and the Board’s responsibilities annually.
E.
The Company will form an Operational Excellence Committee with duties and responsibilities as outlined in the Operational Excellence Committee Charter.
F.
The Company will create a Chief Compliance Officer (“CCO”) position with duties and responsibilities as outlined in the Chief Compliance Officer Duties and Responsibilities.
G.
The Charters from various Committees, including certain Board Committees, will ensure that the Company has an existing framework in place for identification, assessment, and management of compliance risks, subject to the Company’s available resources. The Corporate Governance Guidelines and the Amended Audit and Finance Committee Charter will provide that the Audit and Finance Committee shall assist the Board in its oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications, independence, and performance; (d) the

1 The Corporate Governance Guidelines and other governance documents referenced herein are attached to Exhibit A to the Stipulation, which can be viewed on the website of PureCycle at https://www.purecycle.com/ and the website of Lead Counsel at https://www.weisslaw.co.

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performance of the Company’s internal audit function; (e) preparing the Committee’s report to be included in the Company’s annual proxy statement; (f) advising and consulting with management and the Board regarding the financial affairs of the Company; (g) appointing, compensating, retaining, terminating, overseeing and evaluating the work of the Company’s independent auditors; (h) reviewing strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions; and (i) reviewing the Company’s financial outlook and plans for financing its working and long-term capital requirements, including minimum cash requirements and liquidity targets and the Company’s capital plan (capital allocation, funding, and capital expenditures).
H.
The Company will adopt a Disclosure Committee Charter to formalize the Committee’s responsibilities in assisting the Company’s senior officers in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.
I.
The Company will adopt the Charter of the Senior Leadership Team Committee to formalize the Senior Leadership Team and the Executive Leadership Team that shall meet regularly to monitor the Company’s strategic initiatives.
J.
The Company will amend the Audit and Finance Committee Charter to expand its oversight responsibilities and delegate its authority.
K.
The Corporate Governance Guidelines will provide that the Nominating and Corporate Governance Committee will establish and periodically evaluate an orientation program for new directors and a continuing education program for existing directors. Such programs may include presentations by appropriate executives and opportunities for directors to visit the Company’s principal facilities in order to provide greater understanding of the Company’s

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business and operations. In addition, the Nominating and Corporate Governance Committee shall arrange for directors of the Company to attend outside educational programs pertaining to the directors’ responsibilities.
L.
The Company will adopt Corporate Governance Guidelines which formalize the details of management’s reporting obligations to the Audit and Finance Committee and the Board. The policies or Corporate Governance Guidelines will provide that management will report to the Board on a quarterly basis regarding the status of operations, commercial contracts, litigation, and other topics relevant to the Board’s oversight of the Company’s operations and compliance with the law (in accordance with the Corporate Governance Guidelines).
M.
The Company will adopt Corporate Governance Guidelines which formalize the details regarding the Independent Directors’ executive sessions, including but not limited to, that an executive session of independent directors will be scheduled in conjunction with each regular meeting of the Board (in accordance with the Corporate Governance Guidelines).
N.
The Company will adopt Corporate Governance Guidelines which formalize the details of the Company’s training policies. The Corporate Governance Guidelines will provide that management will implement an annual training program for employees that will include relevant topics, including, but not limited to, ethical behavior, human resources polices and employee relations, and conflicts of interest (in accordance with the Corporate Governance Guidelines).
O.
The Corporate Governance Guidelines will provide that management shall maintain a whistleblower hotline, which encourages interested parties to bring forward ethical and legal violations to the parties identified in the Code of Ethics, the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and/or the

12

third-party reporting service provider so that action may be taken to resolve the problem and the complaints shall be reviewed by the applicable committee, in consultation with and under the supervision of the Company’s legal counsel, and presented to the full Board (in accordance with the Corporate Governance Guidelines). The Company will publish its Whistleblower Policy on its external website.
P.
The Company will add language to the Corporate Governance Guidelines indicating that the Board will maintain a Compensation Clawback and Recoupment Policy, first approved in March 2021, and that, pursuant to Reg S-K and NASDAQ listing standards, will maintain a separate clawback policy supplemental to, and not a replacement of, the policy, which such supplemental policy shall only be applicable to Section 16 Officers (in accordance with the Corporate Governance Guidelines).

The Stipulation also provides for the entry of judgment dismissing the Federal Action and the Delaware Chancery Action against PureCycle and the Individual Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by Settling Stockholders in the Derivative Matters or by PureCycle, or any of its stockholders, against PureCycle and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the Derivative Matters. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by Settling Defendants against Settling Stockholders or Settling Stockholders’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the Derivative Matters or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters.

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VI.
SETTLING STOCKHOLDERS’ COUNSELS’ FEE AND EXPENSE AMOUNT AND SETTLING STOCKHOLDERS’ SERVICE AWARD

Prior to discussing and agreeing upon the Fee and Expense Amount, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of the Settlement and negotiated the Monetary Component. The Settling Parties agree that the Settlement confers substantial benefits upon PureCycle and its stockholders, and that Settling Stockholders’ Counsel are entitled to reasonable attorneys’ fees and reimbursement of expenses in an amount of $2,000,000.00, subject to the approval of the Court. In connection with seeking final approval of the proposed Settlement, Plaintiff’s lead counsel, on behalf of Settling Stockholders’ Counsel, intends to request approval of attorneys’ fees and reimbursement of expenses in the amount of $1,750,000.00 (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Settling Stockholders’ Counsel in connection with the prosecution and settlement of the Derivative Matters. To date, Settling Stockholders’ Counsel have not received any payments for their efforts on behalf of PureCycle stockholders nor have Settling Stockholders’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Amount will compensate Settling Stockholders’ Counsel for the substantial benefits achieved in the Derivative Matters, and the risks of undertaking the prosecution of the Derivative Matters on a contingent basis.

Settling Defendants agree not to oppose reasonable service awards in the amount of $2,000.00 to each Settling Stockholder to be paid out of the Fee and Expense Amount in recognition of Stockholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Award”).

VII.
REASONS AND BENEFITS OF THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of PureCycle, and its public stockholders.

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A.
Why Did the Settling Stockholders Agree to Settle?

The Settling Stockholders and Settling Stockholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Settling Stockholders and Settling Stockholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). The Settling Stockholders and Settling Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Settling Stockholders and Settling Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters.

Based upon their investigation, Settling Stockholders and Settling Stockholders’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Settling Stockholders, Current PureCycle Stockholders, and PureCycle, and in their best interests, and have agreed to settle the claims raised in the Derivative Matters pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current PureCycle Stockholders and PureCycle have received or will receive from the Settlement, (b) the attendant risks of continued litigation, (c) actions taken by the Company and its Board of Directors in response to the alleged material misstatements and omissions; and (d) the desirability of permitting the Settlement to be consummated.

In particular, Settling Stockholders and Settling Stockholders’ Counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Settling

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Stockholders believe their claims are meritorious, Settling Stockholders acknowledge that there is a substantial risk that the Derivative Matters may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Settling Stockholders and Settling Stockholders’ Counsel believe that, under the circumstances, they have obtained the best possible relief for PureCycle and Current PureCycle Stockholders.

B.
Why Did the Settling Defendants Agree to Settle?

Settling Defendants have strenuously denied, and continue strenuously to deny, each and every allegation of liability or wrongdoing made against them in the Derivative Matters, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. Settling Defendants have thus entered into this Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of litigating the Derivative Matters and/or any related litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VIII.
SETTLEMENT HEARING

On , 2024, at __.m., the Court will hold the Settlement Hearing either in person at the United States District Courthouse for the District of Delaware, 844 N. King Street, Wilmington, Delaware, 19801, or by telephone or videoconference (at the discretion of the Court). At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon the Fee and Expense Amount to Settling Stockholders’ Counsel and Settling Stockholders’ Service Award.

IX.
RIGHT TO ATTEND SETTLEMENT HEARING

Any Current PureCycle Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the

16

Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT PURECYCLE STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

X.
RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.
You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.
Notice of intent to appear at the Settlement Hearing;
2.
Your name, legal address, and telephone number;
3.
Proof of being a Current PureCycle Stockholder as of the Record Date and representation that you will continue to own PureCycle common stock as of the date of the Settlement Hearing;
4.
The date(s) you acquired your PureCycle shares and the number of PureCycle shares held;
5.
A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and
6.
The grounds for each objection or the reasons for your desire to appear and to be heard.

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The Court will not consider any objection that does not substantially comply with these requirements.

B.
You Must Timely Deliver Written Objections to Lead Counsel

YOUR WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO SETTLING STOCKHOLDERS’ COUNSEL. THE WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND POSTMARKED NO LATER THAN ______, 2024, WHICH IS FOURTEEN (14) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING to the following address:

David C. Katz
Joshua M. Rubin
Weiss Law
4 Brighton Rd., Suite 204
Clifton, NJ 07012
Lead Counsel

The Court will not consider any objection that is not timely filed with the Court and delivered to Settling Stockholders’ Counsel.

Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

XI.
HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. Although the Settling Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material

18

respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

You may inspect the Stipulation and other papers at https://www.purecycle.com/ and https://www.weisslaw.co.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Settling Stockholders’ Counsel, David C. Katz or Joshua M. Rubin, at the address set forth above.

XII.
NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of PureCycle common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current PureCycle Stockholders have questions or comments about the Settlement, they should follow the procedures listed in Section IX.

Dated _________ BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE

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Exhibit C

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE: PURECYCLE TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Lead Case No. 21-1569-RGA

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSALWITH PREJUDICE

WHEREAS:

(A)
This Federal Action was originally commenced on November 3, 2021 as the Han Action, Civil Action No. 1:21-cv-01569-RGA. By order dated July 27, 2023, the Han Action was consolidated with the Ayers Action, Civil Action No. 1:22-cv-00110-RGA, and this Court appointed Weiss Law as lead counsel.
(B)
Following a full day mediation session on March 5, 2024, a half-day mediation session on March 13, 2024, and an additional full day mediation session on April 2, 2024, all before Jed D. Melnick, Esq. of Judicial Arbitration and Mediation Services (“JAMS”), and subsequent negotiations, the parties reached an agreement to settle the claims asserted in the Derivative Matters as reflected in the Stipulation and Agreement of Settlement dated July 17, 2024.
(C)
Pursuant to the Preliminary Order entered on , this Court scheduled a Settlement Hearing for , 2024, at ____ _.m. to, inter alia, determine whether the proposed Settlement was fair, reasonable, and adequate, and should be approved by the Court.
(D)
The Court has received affidavit(s) and/or declaration(s) attesting to compliance with the terms of the Preliminary Order, including the Company publishing a press release, and filing a Form 8-K with the U.S. Securities and Exchange Commission disclosing the Settlement and attaching a copy of the Notice, and posting of the Notice and Stipulation to the Company’s website, and Settling Stockholders’ Counsel posting the Notice and Stipulation to their websites.
(E)
Due to adequate notice having been given to Current PureCycle Stockholders as required by the Preliminary Order, and the Court having held a Settlement Hearing on ___, 2024, and the Court having considered all papers filed and proceedings in this Federal Action and otherwise being fully informed of the matters herein and good cause appearing.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:

1.
The Provisions of the Stipulation, including definitions of the terms used therein, are hereby incorporated by reference as though fully set forth herein. All capitalized terms used herein have the meanings set forth in the Stipulation.
2.
This Court has jurisdiction over the subject matter of this Federal Action, including all matters necessary to effectuate the Settlement, and over all parties to this Federal Action.
3.
This Court finds that the publishing, posting and filing of the Notice, which was implemented in accordance with the terms of the Stipulation and the Court’s Preliminary Order:
(a)
Constituted the best practicable notice to Current PureCycle Stockholders under the circumstances of this Federal Action;
(b)
Was reasonably calculated, under the circumstances, to apprise Current PureCycle Stockholders of: (i) the Settlement of the Derivative Matters; (ii) their right to object and the procedures to object to any aspect of the Settlement; (iii) their right to appear at the Settlement Hearing, either on their own or through counsel hired at their own expense; (iv) the Fee and Expense Amount to Settling Stockholders’ Counsel; (v) the Service Award to Settling Stockholders; and (vi) the binding effect of the proceedings, rulings, orders, and judgments in this Federal Action on other potential or filed actions or claims, whether favorable or unfavorable; and

2

(c)
Was reasonable and constituted due, adequate, and sufficient notice to all persons entitled to be provided with notice and fully satisfied Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process and complied with the rules of this Court.
4.
The terms and provisions of the Stipulation were negotiated by the parties at arm’s length and were entered into by the parties in good faith.
5.
The Court finds that the Settlement set forth in the Stipulation provides substantial benefits to PureCycle and is fair, reasonable, adequate, and in the best interests of Current PureCycle Stockholders, taking into account, inter alia, the benefits to PureCycle and Current PureCycle Stockholders; the complexity, expense, and possible duration of further litigation; the risks of establishing liquidity and damages; and the costs of continued litigation. The Settlement set forth in the Stipulation is hereby finally approved in all respects, in accordance with the terms and provisions therein, and all Settling Parties are hereby bound by the terms of the Settlement as set forth in the Stipulation.
6.
Upon the Effective Date, the Settling Stockholders (acting on their own behalf and, derivatively on behalf of PureCycle), the Settling Defendants, and each of the Current PureCycle Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and shall be forever enjoined from prosecuting the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.
7.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settling Stockholders and Settling Stockholders’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs,

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administrators, successors, and assigns from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.
8.
Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the other Released Persons from all Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
9.
The Stipulation, and all related documents, shall not be construed as or deemed to be evidence of (i) any presumption, an admission, or concession on the part of any Settling Defendant, or any of the Released Persons, with respect to any claim of any fact alleged by Settling Stockholders or any PureCycle stockholder, the validity of any claim that was or could have been asserted by Settling Stockholders or any PureCycle stockholder, or any deficiency or any defense that has been or could have been asserted by Settling Defendants in the Derivative Matters, or in any other litigation, or (ii) any liability, negligence, fault, wrongdoing, or damage whatsoever of any kind of any of the Released Persons, or in any way referred to for any other reason as against any of Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceeding.
10.
Whether or not the Effective Date occurs or the Stipulation is terminated, neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:
(a)
may be deemed, or shall be used, offered, or received against Settling Defendants or Released Persons, or each or any of them, as an admission, concession or

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evidence of, the validity of any Released Claims, the truth of any fact alleged by Settling Stockholders, the deficiency of any defense that has been or could have been asserted in the litigation, or of any alleged wrongdoing, liability, negligence, or fault of the Settling Defendants and the Released Persons, or any of them;
(b)
may be deemed, or shall be used, offered or received against Settling Stockholders or any Current PureCycle Stockholder, or each or any of them, as an admission, concession or evidence of, the validity or invalidity of any of the Released Claims, the infirmity or strength of any claims raised in the Derivative Matters, the truth or falsity of any fact alleged by Settling Defendants, or the availability or lack of availability of meritorious defenses to the claims raised in the Derivative Matters.
11.
Any party or any of the Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against such party or parties in order to support a defense or counterclaim based on principles of res judicata, collateral estoppels, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
12.
In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
13.
The Court finds that during the course of this Federal Action, all Settling Parties, Settling Stockholders’ Counsel, and Settling Defendants’ Counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other rules of professional conduct.

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14.
The Fee and Expense Amount and Service Awards, as set forth in the Stipulation, are hereby approved. Settling Stockholders’ Counsel shall allocate the Fee and Expense Amount among themselves in accordance with the Stipulation.
15.
Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (i) implementation of the Settlement; and (ii) the Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and the Settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.
16.
This Federal Action and all Released Claims are dismissed with prejudice. The parties are to bear their own fees and costs, except as otherwise provided in the Stipulation or this Judgment.
17.
The provisions of this Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay in the entry of this Judgment. The Clerk is hereby directed to immediately enter this Judgment.

SO ORDERED in the District of Delaware on , 2024.

THE HON. RICHARD G. ANDREWS UNITED STATES DISTRICT JUDGE

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